Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value HK$0.00001 per share, of Gushan Environmental Energy Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of the 28th day of February, 2012.

Gemino Success Limited	By:	/s/ Jianqiu Yu
	Name:	Jianqiu Yu
	Title:	Sole director and sole shareholder

Hero Track Limited	By:	/s/ Lili Yu
	Name:	Lili Yu
	Title:	Sole director

Hero Track Holdings Limited	By:	/s/ Lili Yu
	Name:	Lili Yu
	Title:	Sole director

Jianqiu Yu	/s/ Jianqiu Yu
Jianqiu Yu